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                                                                     EXHIBIT 9.1


                     VOTING AGREEMENT AND IRREVOCABLE PROXY

         This VOTING AGREEMENT AND IRREVOCABLE PROXY (the "Agreement") is made and entered into as of November 12, 1999, by and between InterPacket Group, Inc., a Delaware corporation (the "Company"), and Jeffrey P. Sudikoff ("Sudikoff").

                                    RECITALS

         A. Sudikoff is the record holder and Beneficial Owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of 1,293,334 shares of the issued and outstanding common stock of the Company (such shares, and all other shares of the capital stock of the Company with respect to which Sudikoff is or may become the record holder and Beneficial Owner of on or after the date hereof, are collectively referred to in this Agreement as the "Shares").

         B. The Company and Sudikoff have agreed that, to better facilitate the Company=s private and public fund-raising efforts, it is in the best interests of both parties for Sudikoff to enter into and be bound by the terms of this Agreement. In that regard, Sudikoff has agreed to appoint a committee of the Board of Directors of the Company (the "Voting Committee") as his attorney and proxy in respect of the Shares, as further set forth below.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

         1.       GRANT OF PROXY; COVENANTS OF SUDIKOFF.

                  1.1 PROXY; OWNERSHIP OF SHARES. Sudikoff hereby irrevocably appoints the Voting Committee as his attorney and proxy with full power of substitution, to vote the Shares in such manner as the Voting Committee, in its sole discretion by or through its duly authorized representative, shall deem proper at any meeting of stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting. This proxy and power of attorney is irrevocable and coupled with an interest, shall not be terminated by any act of Sudikoff or by operation of law, by lack of appropriate power or authority, or by the occurrence of any other event or events, other than as described in Sections 1.2 or 3.1 below. Sudikoff hereby revokes all other proxies and powers of attorney with respect to the Shares which he may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by Sudikoff with respect thereto. Sudikoff hereby represents and warrants that he is the record holder and Beneficial Owner of the Shares.

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                  1.2 DISPOSITION OR ENCUMBRANCE OF SHARES. Notwithstanding
anything contained herein to the contrary, Sudikoff may, in his sole discretion, sell, transfer, tender, assign, hypothecate or otherwise dispose of, or create or permit to exist any security interest or lien on (collectively, a "Transfer"), the Shares. Upon a Transfer of any Shares whereby Sudikoff ceases to be the record holder and Beneficial Owner of such Shares, if such Transfer is to a third party purchaser that is not a member of Sudikoff's immediate family and is not otherwise an affiliate of Sudikoff, as each such term is defined in the Exchange Act, then the proxy granted under this Agreement shall terminate as to such Shares only, and the remaining Shares shall continue to be subject to the terms and conditions of this Agreement.

                  1.3 ADDITIONAL PURCHASES. Sudikoff agrees that any shares of capital stock of the Company that Sudikoff purchases or with respect to which Sudikoff otherwise becomes the record holder or Beneficial Owner of after the execution of this Agreement shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

                  1.4 NO PARTICIPATION. Sudikoff covenants and agrees that, during the term of this Agreement, (a) he will not directly or indirectly vote any of the Shares and (b) he will not directly or indirectly influence any member of the Voting Committee with respect to the manner in which the Shares are voted by the Voting Committee, (c) he will not participate with the executive officers of the Company in respect of any activity relating to strategic planning, the review and consideration of material transactions or any fundamental change in operations, (d) he will not attend any meetings of the Board of Directors or any Committee thereof unless he is invited to attend such meeting by the Board or such Committee (other than the Voting Committee, meetings of which he shall not attend under any circumstances), as the case may be, and (e) he will otherwise avoid active involvement in the day-to-day business of the Company.

         2. VOTING COMMITTEE. The Company covenants and agrees that it will take all necessary actions to direct the Company=s Board of Directors to immediately establish the Voting Committee and to appoint three (3) members of the Board to such committee, all of whom shall be outside directors who are not members of the Company's management or an affiliate of Sudikoff, as defined above. One of such members shall be the representative of Pequot Capital or of any venture capital fund not affiliated with the Company or Sudikoff serving on the Board for so long as Pequot Capital or such fund, as the case may be, shall have a representative serving on the Board and such representative shall be willing to serve as a member of the Voting Committee. In that regard, the Voting Committee shall act as proxy holder pursuant to the terms of this Agreement. The Voting Committee shall be maintained by the Board of Directors through the term of this Agreement. All votes by the Voting Committee with respect to the Shares may only be made by the unanimous consent or resolution thereof, and any member of such Committee may, on behalf thereof, vote the Shares pursuant to the proxy granted hereunder in the manner specified by such consent or resolution. In the event that the Voting Committee is unable to agree unanimously, the Voting Committee shall cause such Shares to be present at any meeting of the Company's shareholders but shall be recorded as abstentions.


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         3.       MISCELLANEOUS.

                  3.1 TERMINATION. This Agreement shall terminate and have no further force and effect (a) on November 1, 2004 unless otherwise terminated at an earlier date as a result of the Transfer by Sudikoff of Beneficial Ownership of all of the Shares, (b) on the consummation of a change in control, which, for purposes of this Agreement, shall be any transaction or series of related transactions in which more than 50% of the voting stock of the Company is acquired or (c) following the completion of the Company's initial public offering, when, for a period of 180 consecutive days, the Shares constitute less than 2% of the outstanding voting stock of the Company.

                  3.2 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                  3.3 ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of all parties hereto.

                  3.4 AMENDMENTS, WAIVERS, ETC. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, with respect to any party hereto, except upon the execution and delivery of a written agreement executed by all such parties. In that regard, the Company may not amend, change, supplement, waive or otherwise modify or terminate any of the terms of this Agreement without the unanimous approval or written consent of the Board of Directors of the Company and the provisions of this sentence shall not be waived or waivable by any party hereto.

                  3.5 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telecopy or mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses and numbers:

         If to Sudikoff:
                         -----------------------------

                         -----------------------------

                         -----------------------------

                         -----------------------------


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         If to InterPacket          InterPacket Group, Inc.
                                    1902 Main Street, 2nd Floor
                                    Santa Monica, California 90405
                                    Fax No. (310) 382-3310
                                    Attn: General Counsel

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

                  3.6 SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                  3.7 SPECIFIC PERFORMANCE. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

                  3.8 REMEDIES CUMULATIVE. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                  3.9 NO WAIVER. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                  3.10 NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

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                  3.11 NO CONFLICTS. Each of Sudikoff and the Company severally represents, warrants and covenants that he or it, as the case may be, has not taken and will not take any action that conflicts with, violates or would otherwise be inconsistent with the terms, conditions and restrictions set forth in this Agreement.

                  3.12 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

                  3.13 DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  3.14 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]


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         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

THE COMPANY:                             INTERPACKET GROUP, INC.

                                         By:  /s/ Jon Gans
                                              ---------------------------------
                                              Jon Gans, Chief Executive Officer

SUDIKOFF:
                                         /s/ Jeffery P. Sudikoff
                                         --------------------------------------
                                         Jeffrey P. Sudikoff



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